UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 6, 2006

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The Company had previously announced its "Next Chapter" initiative to improve processes throughout the organization, generate new efficiencies and identify cost reductions. The goal of the initiative is to significantly improve the operational and financial performance of the Wendy’s brand. Beginning on June 6, 2006, the Company entered into agreements with certain of its officers expected to play important roles in implementing this initiative, including Jonathan F. Catherwood and Jeffrey M. Cava (executive officers who were named in the summary compensation table of the Company’s 2006 proxy statement). The agreements are intended to encourage the officers to continue their employment with the Company during the implementation of the initiative.

The agreements provide that if the officer remains actively employed by the Company through March 1, 2007 (the "Retention Date"), or if the officer’s employment is terminated by the Company other than for cause, then the officer will be entitled to a cash payment less the amount, if any, payable and paid to the officer under the Company’s Executive Annual Performance Plan ("EAPP") for fiscal 2006. The agreements entered into with Messrs. Catherwood and Cava provide for a cash payment of $250,000, less any amount payable and paid under the EAPP. The form of agreement entered into with the officers is attached hereto as Exhibit 10.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit 10 - Form of retention agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

June 12, 2006	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10	Form of retention agreement.